UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

THE WESTERN UNION COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32903	20-4531180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12500 East Belford Avenue Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(866) 405-5012

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.	Costs Associated with Exit or Disposal Activities.

The Western Union Company (the “Company”) disclosed in its Form 10-K, filed February 26, 2008, that it had decided to pursue decision bargaining negotiations with the Communications Workers of America, AFL-CIO (“CWA”) regarding the possible closure of the Company’s facilities in Missouri and Texas. The labor contract with the CWA relating to these employees is scheduled to expire on August 6, 2008.

On March 14, 2008, the Company decided to close substantially all of its facilities in Missouri and Texas and enter into effects bargaining with the CWA regarding severance and other benefits for the impacted employees. The affected employees staff certain of our call center facilities or work in our settlement and operational accounting functions. The Company is finalizing plans to transition these operations to existing Company facilities and third party providers and expects to complete such transition in the second half of 2008. The decision will result in the elimination of the remaining approximately 650 CWA positions in Missouri and Texas and either the elimination or relocation of certain associated management positions in these same facilities.

In conjunction with the decision, the Company currently expects to incur approximately $60 million in total expenses, consisting of approximately $20 million in severance and employee related benefits for all CWA and affected management employees (subject to effects bargaining with the CWA), approximately $15 million in facility closure expenses and approximately $25 million in other expenses associated with the relocation of these operations to existing Company facilities and third party providers, including costs related to hiring and training. Included in the facility closure expenses are approximately $10 million in non-cash expenses related to fixed asset and leasehold improvement write-offs and acceleration of depreciation and amortization. The Company expects all of these activities and associated expenses to occur throughout 2008 and to be completed before the end of 2008. The total expected expenses of approximately $60 million are expected to be offset by expense savings within two years following completion of the transition. The foregoing figures are estimates and the expected expenses and savings relating to the facility closures will not be fully determined until the Company has finalized all transition and closure plans as a result of the conclusion of negotiations with the CWA, and such transition and closures are completed.

The approximately $60 million in expenses were not contemplated in the 2008 financial guidance previously provided by the Company on January 31, 2008.

This Form 8-K contains forward-looking statements which use the word “expects” or the phrase “currently expects.” Actual events or results may differ materially from those statements. For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, including the information set forth under the caption “Forward-Looking Statements” and “Risk Factors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WESTERN UNION COMPANY
Dated: March 20, 2008

/s/ Sarah J. Kilgore
	By:	Sarah J. Kilgore
Assistant Secretary

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